UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025 (August 28, 2025)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2025, The Scotts Miracle-Gro Company, in its capacity as seller representative (the “Company”), entered into that certain Second Amendment to Master Receivables Purchase Agreement (the “Amendment”), by and among the Company and JPMorgan Chase Bank, N.A. (the “Purchaser”) to amend that certain Master Receivables Purchase Agreement (as previously amended, the “Master Receivables Purchase Agreement”), by and among The Scotts Company LLC, in its capacity as seller and servicer (the “Seller”), the other subsidiaries of the Company that from time to time become party thereto as a seller and servicer (the “Additional Sellers” and together with the Seller, the “Sellers”), the Purchaser, and, for the limited purpose of a performance undertaking and, as “Seller Representative” (as defined in the Master Receivables Purchase Agreement), the Company, by extending the “Purchase Termination Date” (as defined in the Master Receivables Purchase Agreement) of September 1, 2025 to a new Purchase Termination Date of September 1, 2026, as provided for and permitted under the Master Receivables Purchase Agreement.

Under the Master Receivables Purchase Agreement, as amended to date, the Sellers may sell, and the Purchaser may purchase on an uncommitted and weekly basis, up to $750 million of a portfolio of available and eligible outstanding customer accounts receivable (as so amended, the “Receivables Facility”). The eligible accounts receivable to be sold under the Receivables Facility consist of up to $750 million in accounts receivable generated by sales to five specified customers of the Company. The Seller, as the servicer under the Receivables Facility (the “Servicer”), will continue to service the account receivables sold to the Purchaser for a servicer fee of 20 basis points. The Receivables Facility, after giving effect to the Amendment, is an uncommitted facility with a term that expires on September 1, 2026, unless earlier terminated by the Purchaser.

The Receivables Facility and the Master Receivables Purchase Agreement continue to contain customary representations and warranties and covenants for facilities of this nature, including as to the eligibility of the account receivables being sold, and continue to contain customary repurchase events and indemnification provisions for facilities of this nature.

The Receivables Facility continues to be non-recourse to the Sellers and the Company, other than with respect to customary, limited recourse to the Sellers in the form of (i) repurchase obligations and indemnification obligations for any violations by the Sellers or the Servicer of their respective representations or obligations as seller or servicer under the Master Receivables Purchase Agreement and (ii) certain repurchase or payment obligations arising from any dilution of, or dispute with respect to, any purchased receivables that arise after the sale of such purchased receivables to the Purchaser and not contemplated in the applicable purchase price of such purchased receivable (clauses (i) and (ii) together referred to herein as the “Recourse Obligations”).

The Recourse Obligations of the Sellers and the Servicer that may arise from time to time continue to be supported by standby letters of credit of $75 million issued pursuant to the Company’s senior secured revolving facility. The Recourse Obligations and other obligations of the Sellers and the Servicer under the Receivables Facility continue to be guaranteed by the Company under a Performance Undertaking (the “Performance Undertaking”), dated as of October 27, 2023, made by the Company in favor of the Purchaser.

The Company continues to expect to use the proceeds from receivables sales under the Receivables Facility for general corporate purposes.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Second Amendment to Master Receivables Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form-8-K. The description of the material terms of the Master Receivables Purchase Agreement and the Performance Undertaking is qualified in its entirety by the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to the Form 8-K filed with the SEC on November 1, 2023.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Master Receivables Purchase Agreement, dated August 28, 2025, by and between The Scotts Miracle-Gro Company to JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	September 3, 2025	By:	/s/ DIMITER TODOROV
Printed Name: Dimiter Todorov
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated September 3, 2025
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	Second Amendment to Master Receivables Purchase Agreement, dated August 28, 2025, by and between The Scotts Miracle-Gro Company to JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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